Registration No. ___________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  FRED'S, INC.
             (Exact name of registrant as specified in its charter)

           Tennessee                                             62-1040440
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              4300 New Getwell Road
                            Memphis, Tennessee 38118
           (Address of Principal Executive Offices including zip code)

                                  FRED'S, INC.
                          2002 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                    Michael J. Hayes, Chief Executive Officer
                                  Fred's, Inc.
                              4300 New Getwell Road
                            Memphis, Tennessee 38118
                                 (901) 365-8880
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                                   ----------
                                    Copy to:

                              SAM D. CHAFETZ, ESQ.
                       Baker, Donelson, Bearman & Caldwell
                         165 Madison Avenue, 21st Floor
                            Memphis, Tennessee 38103

                                   ----------

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
         Title of                    Amount to                  Proposed                   Proposed                   Amount of
     Securities to be                   be                       Maximum                    Maximum               Registration Fee
        Registered                  Registered                  Offering                   Aggregate
                                                                Price Per                  Offering
                                                                Share (1)                  Price (1)
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
Common Stock, no par value   2,000,000 Shares           $25.355                            $50,710,000                $4,665.32
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of such common stock on the Nasdaq Stock Market on March 11, 2003, as reported on the Yahoo! Finance web site.

                                     PART II


Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

The Company incorporates herein by reference the following documents filed with the Commission:

1. The Registrant's Annual Report on From 10-K for the fiscal year ended February 2, 2002 as filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (the "1934 Act").

2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year ended February 2, 2002.

3. The description of the Registrant's Common Stock contained in its Registration Statement on Form 10 filed with the Commission on May 15, 1991 as updated by the description of our preferred stock purchase rights in the Registration Statement on Form 8-A filed on October 21, 1998..

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.

Item 4. DESCRIPTION OF SECURITIES

     No response is required to this item.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     No response is required to this item.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is incorporated under the laws of the State of Tennessee. The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer made against liability incurred in connection with a proceeding if (i) the director or officer was made a party to the proceeding because of his or her capacity as such, (ii) the director or officer acted in good faith, (iii) the director or officer reasonably believed, in the case of conduct in his or her official capacity with the corporation, that such conduct was in the corporation's best interests, and, in all other cases, that his or her conduct was not opposed to the best interests of the corporation, and
(iv) the director or officer in connection with any criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful.

     In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer is adjudged to be liable to the corporation. Similarly, the TBCA prohibits indemnification in connection with any proceeding charging improper personal benefit to a director or officer, if such director or officer is adjudged liable on the basis that a personal benefit was improperly received.

     If a director or officer is wholly successful, on the merits or otherwise, in the defense of a proceeding to which such officer or director was made a party instigated because of his or her status as a director or officer of a corporation, the TBCA requires that the corporation indemnify the director or officer against reasonable expenses incurred in connection with the proceeding.

     Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification.

     The Company's Charter provides in Article Seven that the Company shall indemnify its directors to the full extent authorized or permitted by the Tennessee Business Corporation Act. Paragraphs 53 through 57 of the Company's By-laws extend such indemnification to directors and to officers of the company, sets forth certain mechanics of determinations to be made in connection with any requests for indemnification, provides for advances of expenses, certain notices to shareholders, and the non-exclusivity of those provisions.

     The  Company  and  its  directors  entered  into  an  agreement  in 1989 in connection with the settlement of a legal proceeding, which contains indemnification provisions similar to those contained in the Charter and By-laws, but which sets forth with greater particularity matters in which separate counsel for an indemnified party must be selected, the conditions under which expenses may be paid in advance, and limitations on settlement of actions subject to indemnification.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     No response is required to this item.

Item 8. EXHIBITS

Exhibit Number    Description

     3.1  Charter of Fred's, Inc.
     3.2  Bylaws, of Fred's, Inc.
     4.1  2002 Long-Term-Incentive Plan
     5    Opinion and Consent of Baker, Donelson, Bearman & Caldwell
     23.1 Consent of Baker,  Donelson,  Bearman & Caldwell (contained in Exhibit
          5)
     23.2 Consent of PricewaterhouseCoopers LLP
     24   Power of Attorney (Included on signature page)
---------

Item 9. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 18th day of March, 2003.

                      FRED'S, INC.


                      By: /s/ Michael J. Hayes
                          ------------------------
                          Michael J. Hayes, Chairman of the Board and Chief Executive Officer


                      By: /s/ Jerry A. Shore
                          ----------------------
                          Jerry A. Shore, Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Office)


/s/ John D. Reier                    President and Director
-----------------
John D. Reier


/s/ John R. Eisenman                        Director
--------------------
John R. Eisenman


/s/ Roger T. Knox                           Director
-----------------
Roger T. Knox


/s/ Thomas H. Tashjian                      Director
----------------------
Thomas H. Tashjian


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Hayes and Charles S. Vail, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Michael J. Hayes                        Chairman and Chief Executive Officer
--------------------
    Michael J. Hayes


/s/ John D. Reier                           President and Director
-----------------
    John D. Reier


/s/ John R. Eisenman                        Director
--------------------
    John R. Eisenman


/s/ Roger T. Knox                           Director
-----------------
    Roger T. Knox


/s/ Thomas H. Tashjian                      Director
----------------------
    Thomas H. Tashjian




                                   EXHIBIT 3.1

                                     CHARTER
                                       OF
                                  FRED'S, INC.


NAME:          First. The name of this corporation is: Fred' s, Inc.


ADDRESS: Second. The address of the principal office in the State of Tennessee shall be 4300 New Getwell Road, Memphis, TN 38118, or such other place in Shelby County, or any other county in Tennessee as may from time to time be designated by the Board of Directors.

PURPOSES:      Third.  The corporation is organized for profit for the following purposes:

               Section A. To manufacture, buy, sell, export, import, and generally deal in, at wholesale, retail, or otherwise, as owners, jobbers, factors, consignees, franchisors, or in any other capacity, all services, merchandise, supplies, goods, wares, and personal property of every kind and description.

               Section B. To establish and conduct stores and ships for the transaction of any and every kind of merchandise business.

               Section C. To buy, sell, exchange, mortgage, improve, lease, sublet and otherwise dispose of and deal in any kind of or any interest in real property.

               Section D. To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description;

               Section E. To have and to exercise all the powers now or hereafter conferred by the laws of the State of Tennessee upon corporations organized and any and all Acts amendatory thereof and supplemental thereto.

               Section F. To conduct business in the State of Tennessee, other states, the District of Columbia, the territories of the United States and in foreign countries, and to have one or more offices out of the State of Tennessee, as well as within said State. In any state or country or political division thereof in which the corporation may have qualified to do business, it shall have all the objects and powers herein set forth, but only to such extent as may be permitted by the laws of such state or country or political division thereof to any business or commercial corporation.

               Section G. To do all and everything necessary and proper for the accomplishment of the objects enumerated in this Restated Charter, or any amendment thereof, or necessary or incidental to the protection and benefit of this corporation; and in general to carry on any lawful business necessary or incidental to the attainment of the objects of this corporation whether or not such business is similar in nature to the objects set forth in this Restated Charter or any amendment thereof.

               The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific objects or powers shall not be held to limit or restrict in any manner either the objects or powers of the corporation, and that the corporation shall possess such incidental powers as are reasonably necessary or convenient for the accomplishment of any of the objects or powers herein before enumerated, either alone or in association with any government, state, municipality, corporation, association, partnership, as a partner or otherwise, persons, organization or entity whatever, at least to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

CAPITAL STOCK: Fourth.  The total number of shares of all classes of stock which the corporation shall be authorized to issue is as follows:

               Section A. Sixty Million (60,000,000) shares of Class A voting stock, each share having no par value. Each share of Class A common stock shall have one (1) vote.

               Section B. Eleven Million Five Hundred Thousand (11,500,000) shares of Class B nonvoting common stock, each share having no par value. The Class B common stock shall have no voting rights.

               Section C. Ten Million (10,000,000) shares of preferred stock, each share having no par value. The preferred stock shall be issued in one or more series, but shares of the same series shall be identical. The Board of Directors is hereby expressly authorized to issue the shares of preferred stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designations, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series only with respect to:

                              (a) The number of shares  constituting such series
               and the designation thereof to distinguish the shares of such series from the shares of all other series;

                              (b) The annual dividend rate on the shares of that
               series and whether the shares in that series shall be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate;

                              (c) Whether shares may be called,  and, if so, the
               call price and the terms and conditions of call;

                              (d) The  preference,  if any,  of  shares  of such
               series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

                              (e) The voting rights,  if any, in addition to the
               voting rights prescribed by law and the terms of exercise of such voting rights;

                              (f) The right, if any, of shares of such series to
               be converted into shares of any other series or class and the terms and conditions of such conversion; and

                              (g) The right,  if any,  to create a sinking  fund
               for the call or redemption of any shares in the series.

               Section D. The rights of the holders of each class of stock of the corporation shall be different in the various respects as described hereinabove.

               Section E. No holder of any share or shares of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe for or purchase any shares of stock of any class of the corporation now or hereafter authorized, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such prices and upon such other terms and conditions as the Board of Directors in its discretion may fix.", and

               Section F. Series A Junior Participating Preferred Stock.

               1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred" (the "Series A Preferred") and the number of shares constituting such series shall be 224,594 shares.

               2.   Dividends and Distributions.

                    (A) Subject to the prior and superior rights of the holders of any series Preferred Shares ranking prior and superior to the shares of Series A Preferred with respect to dividends, the holders of shares of Series A Preferred, in preference to the holders of Common Shares, no par value per share, of the Corporation (the "Common Shares") and of any other shares ranking junior as to dividends to the Series A Preferred, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of September, December, March and June in each year (each such dated being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of shares of Series A Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                    (B) The Corporation shall declare a dividend or distribution on the Series A Preferred as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the prior between any Quarterly
                    Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                    (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               3. Voting Rights. The holders of shares of Series A. Preferred shall have the following voting rights:

                    (A) Each share of Series A Preferred shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

                    (B) Except, as otherwise provided herein or by law, the holders of shares of Series A Preferred and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                    (C) Except as set forth herein, holders of Series A Preferred shall have no special voting rights and their consent shall not be required (except forth herein) for taking any corporate action.

               4.   Certain Restrictions.

                    (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred outstanding shall have been paid in full, the Corporation shall not:

                              (i) declare or pay dividends on, or make any other distributions on, any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred;

                              (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except dividends paid ratably on the Series A Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled.


                              (iii) redeem or purchase or otherwise acquire for consideration shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such union shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred; or


                              (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred, or any shares ranking on a parity with the Series A Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as to the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


                    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.


               5. Reacquired Shares. Any shares of Series A Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.


               6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred unless, prior thereto, the holders of shares of Series A Preferred shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred, except distributions made ratable on the Series A Preferred and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred were entitled immediately prior to such event under the provisions in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.


               7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the shares of Series A Preferred then outstanding shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which the number of common Shares that were outstanding immediately prior to such event.

               8. No Redemption. The share of Series A Preferred shall not be redeemable.

               9. Rank. The Series A Preferred shall rank junior to all other series of the Preferred Shares, as to the payment of dividends and the distribution of assets, unless the terms of such other series specifies to the contrary.

               10. Amendment. The Charter of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred, voting together as a single class.

INITIAL        Fifth.   This  corporation  will  not  commence   business  until
               consideration of not

CAPITAL: less than One Thousand Dollars ($1,000.00) has been received for the issuance of shares; and when such amount shall have been subscribed for, all subscriptions of the stock of this corporation shall be enforceable and it may proceed to do business in the same manner and as fully as though the maximum number of shares authorized under the provisions of the preceding section hereof shall have been subscribed for.


DURATION:      Sixth. The corporation shall have perpetual existence.


DIRECTORS:     Seventh.   No  director   shall  be  personally   liable  to  the
               corporation or its  shareholders  for monetary damages for breach of  fiduciary  duty  as  a  director;  provided,  that  any  such liability  of a  director  shall  not be  eliminated  (a) for any breach of a director's  duty of loyalty to the corporation or its shareholders,  (b) for  acts or  omissions  not in good  faith or which involve  intentional  misconduct or a knowing  violation of law, or (c) for any  unlawful  distribution  (which  liability is
               imposed    pursuant    to    Tennessee    Business    Corporation
               Actss.48-1-8-304   or  any   amendment  or  successor   thereto);
               provided, however, that this provision shall not eliminate the liability of a director for any act or omission occurring prior to the date when this provision is adopted by the shareholders of the corporation.


REGISTERED
AGENT: Eighth. The registered agent of this corporation in the State of Tennessee shall be G. Henry Smith, a Vice--President of the Corporation, whose address is the same as that of the principal office of this corporation set forth hereinabove.

                                   EXHIBIT 3.2

                                    BYLAWS OF
                                  FRED'S, INC.
OFFICES

1. The principal office of the corporation shall be in the City of Memphis, County of Shelby, State of Tennessee.

2. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require. SHAREHOLDERS' MEETINGS

3. All meeting of the Shareholders may be held at such place and time as shall be determined by the Directors and stated in the notice of the meeting.

4. An annual meeting of Shareholders shall be held at such date and time as shall be stated in the Notice of the Meeting when they shall elect by plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting. The holder of each share of Class A stock shall have one vote.

5. The holders of a majority of the Class A stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Charter or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time tot time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

6. At any meeting of the Shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Each shareholder shall have one vote for each share of Class A common stock registered in his name on the books of the Corporation. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its Shareholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

7. Written notice of the annual meeting shall be mailed, postage prepaid, to each shareholder entitled to vote thereat, to such address as appears on the stock ledger of the Corporation not less than ten nor more than sixty days prior to the meeting.

8. A complete list of the Shareholders entitled to vote at the ensuing election arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be certified by the Secretary and shall be open to the examination of any shareholder at any meeting of the Shareholders.

9. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board at any time in his sold discretion. Special meetings shall be called by the Chairman of the Board or Secretary at the request in writing of the holders of not less than one-tenth of all the shares entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

10. Business transacted at all special meetings shall be confined to the objects stated in the call.

11. Written notice of a special meeting of Shareholders, stating the time and place and purpose(s) thereof, shall be mailed, postage prepaid, at lease ten days but not more than sixty days before such meeting, to each shareholder entitled to vote thereat at such address as appears on the books of the Corporation.

12. Notice of a meeting need not be given tot any shareholder who signs a written waiver of notice, in person or by proxy, either before or after the meeting; and a shareholder's waiver shall be deemed the equivalent of giving proper notice. Attendance of a shareholder at a meeting, either in person or by proxy, shall by itself constitute waiver of notice of the meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the express purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Except as required in the notice of a special meeting, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

13. Any action required or permitted to be taken by vote at a meeting of the Shareholders may be taken without a meeting if written consent setting forth the action so taken is signed by all the Shareholders entitled to vote thereon, and filed with the Secretary of the Corporation. Such consent shall have the same force and effect at a unanimous vote of the Shareholders.

14. Notwithstanding any other provisions of these Bylaws, if any action is required or permitted to be taken at any annual or special meeting of Shareholders and the Corporation is subject to the provisions of
          Section 14 of the Securities Exchange Act of 1934, as amended, 15 U.S.C. ss. 78n (the "Exchange Act"), such action may be taken without a meeting if (i) written notice of the proposed action is given not less than twenty nor more than sixty days prior to the date of taking of the proposed action to Shareholders entitled to vote thereon of record as of the date selected by the Board, (ii) compliance is effected with the rules of the Securities and Exchange Commission promulgated under Section 14 of the Exchange Act regarding solicitation of proxies and/or distribution of information, and (iii) a consent in writing setting forth the action to be taken shall be signed in person or by proxy by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within thirty days following the taking of the action without a meeting by less than unanimous written consent, notice of such action shall be given to all Shareholders entitled to notice of and to vote upon the proposed action.

DIRECTORS

15. The number of Directors which shall constitute the whole Board shall be three (3) or such greater number as may be determined from time to time by resolution adopted by affirmative vote of the Board of Directors. Directors need not be Shareholders. They shall be elected at the annual meeting of the Shareholders, and each Director shall be elected to serve for terms not to exceed three (3) years. Any Director may be removed at any time by the affirmative vote of holders of at least a majority of the total number of votes entitled to be cast.

16. The Directors may hold their meetings and keep the books of the Corporation, except the original or duplicate stock ledger, outside of Tennessee, or at such other places as they may from time to time determine.

17. Any newly created Directorships that result from an increase in the number of Directors and any vacancy in the Board of Directors occurring by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, may be filled by a majority of the Directors then in office, though less than a quorum. A Director elected to fill a newly created Directorship shall serve until the next annual meeting of Shareholders. A Director elected to fill a vacancy shall hold office for the unexpired term of his predecessor.

18. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things are not by statute or by the Charter or by these Bylaws directed or required to be exercised or done by the Shareholders.

COMPENSATION OF DIRECTORS

19. Non-Employee Directors shall receive an annual fee of $12,000, payable quarterly, for serving in such capacity and shall receive an additional fee of $500 for each Board or committee meeting attended (other than committee meetings held in conjunction with meetings of the Board). Directors shall be reimbursed for their reasonable out-of-pocket expenses for attending meetings of the Board of Directors or committees of the Board or otherwise acting on behalf of the Corporation. Any Director may also serve the Corporation in any other capacity and may receive compensation therefore.

MEETINGS OF THE BOARD

20. Regular meetings of the Board may be held without notice at such time and place either within or out of the State of Tennessee as shall from time to time be determined by the Board. Such meetings shall be held not less often than quarterly.

21. Special meetings of the Board may be called by the Chairman of the Board, any other officer, or by any two Directors on at least three day's notice to each Director by any usual means of communication, provided that the person or persons calling a special meeting may give shorter notice of such meeting if such person or persons deem such shorter notice necessary or appropriate under the circumstances.

22. At all meetings of the Board, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Charter or by these Bylaws. Meeting may be held in person or by telephone.

23. Notice of a meeting need not be given to any Director who signs a written waiver or notice either before or after the meeting; and a Director's waiver shall be deemed the equivalent of giving proper notice. Attendance of a Director at a meeting shall of itself constitute a waiver of notice of such meeting, and a waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except where a Director states at the beginning of the meeting any such objection or objections to the transaction of business. The signature of any Director approving the minutes of any meeting of the Board of Directors, entered thereon, shall be effective to the same extent as if such Director had been present at such meeting.

24. A Director who is present at a meeting of the Board of Directors shall be presumed to have concurred in any action taken at the meeting, unless his dissent to such action shall be entered in the minutes of the meeting or unless he shall submit his written dissent to the person acting as the Secretary of the meeting before the adjournment of the meeting or shall forward such dissent by registered or certified mail to the Secretary of the Corporation with twenty-four hours after the adjournment of the meeting. Such right to dissent shall not apply to a Director who, being present at the meeting, failed to vote against such action.

25. Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent which may be in the form of minutes of a meeting, in writing, setting for the action so taken, shall be signed by all of the Directors.


COMMITTEES

26. The Board of Directors may establish standing committees to serve in an advisory capacity or in such other capacities as may be permitted by law, by the Charter and by these Bylaws. The members of any such committee need not be members of the Board of Directors. Any committee established pursuant to this Section 26 may be abolished by the Board of Directors when and as it may deem advisable. Each such committee shall consist of two or more members, the exact number being determined from time to time by the Board of Directors. Designations of the Chairman and the members of each such committee and, if desired, alternates for members shall be made by the Board of Directors. Each such committee shall have a Secretary who shall be designated by the Chairman.

27. Each committee may fix its own rules and procedures and shall meet at such time and places as may be provided by such rules, by resolution of the committee, or by call of the Chairman of the committee. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolution, shall be given to committee members. The presence of one-third of its members, but not less than two, shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All action taken at each committee meeting shall be recorded in minutes of the meeting.

28. Whenever any provisions of any other document relating to any committee of the corporation named therein shall be in conflict with any provision of these Bylaws, the provisions of these Bylaws shall govern, except that if such other document shall have been approved by the Shareholders, voting as provided in the Charter, or by the Board of Directors, the provision of such other document shall govern.

OFFICERS

29. The officers of the Corporation shall be chosen by the Directors and shall be a Chairman of the Board, a President, a Secretary, a Treasurer and such Vice-Presidents as the Board shall determine. The Board of Directors may also choose Assistant Secretaries and Assistant Treasurers. The Secretary and Treasurer may be the same person and any Vice-President may hold at the same time the office of Secretary or Treasurer.

30. The Board of Directors, at its first meeting after each annual meeting of Shareholders, shall choose a Chairman of the Board from its members and a President, one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need to be a member of the Board.

31. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

32. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

33. The officers of the Corporation shall hold office until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

34. The Chairman of the Board shall have general supervision of the business of the Corporation. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and as such (i) shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation, (ii) may execute any deed, mortgage, bond, contract, or other instrument which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation and (iii) shall perform all duties incident to the office of Chief Executive Officer. The Chairman of the Board shall call meetings of the Shareholders and the Board of Directors to order and act as Chairman of such meetings. The Chairman of the Board shall represent the
          Corporation in all matters involving the shareholders of the Corporation and shall perform such other duties the Board of Directors may assign to him from time to time with his consent. The Chairman of the Board shall have sole authority to institute or defend legal proceedings when the Directors are deadlocked.

THE PRESIDENT

35. The President shall supervise the day-to-day operations of the business of the Corporation, shall report directly to the Chairman of the Board and the Board of Directors and shall see that all orders of the Chairman of the Board and the Board of Directors are carried into effect. The President shall also perform such other duties as may be assigned to him from time to time by the Chairman of the Board and/or the Board of Directors.

36. The President may execute deeds, mortgages, bonds and other contracts, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Chairman of the Board and/or the Board of Directors to some other officer or agent of the Corporation.

THE VICE-PRESIDENT

37. The Vice-Presidents shall have such titles and responsibilities as the Board of Directors shall prescribe. The lines of authority, reporting structure and specific duties of the Vice-Presidents shall be determined jointly by the Chairman of the Board and the President

THE SECRETARY AND ASSISTANT SECRETARIES

38. The Secretary shall attend all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary of the Corporation need not be the same as the Secretary of the Board of Directors.

THE TREASURER AND ASSISTANT TREASURERS

39. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

40. He shall disburse the funds of the Corporation as may be ordered by the President taking proper vouchers for such disbursements, and shall render to the President, at regular intervals and whenever else he may require it, an account of all transactions undertaken as Treasurer and of the financial condition of the Corporation.

41. If required by the Board of Directors, the President and the Treasurer shall each give the Corporation a bond (which shall be renewed whenever necessary) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

CERTIFICATE OF STOCK

42. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board or the President, and by the Secretary.

TRANSFER OF STOCK

43. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of successions, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

44. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding seventy days preceding the date of any meeting of Shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding seventy days in connection with obtaining the consent of Shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of Shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such Shareholders, and only such Shareholders, as shall be Shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

REGISTERED SHAREHOLDERS

45. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Tennessee.

LOST CERTIFICATE

46. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the Board of Directors, when authorizing such issue of a new certificate or certificates, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation.

CHECKS

47. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

FISCAL YEAR

48. The fiscal year shall be computed in such manner and end on such date or dates as the Directors may designate from time to time.

DIVIDENDS

49. Dividends upon the capital stock of the Corporation subject to provisions of the charter, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

50. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may abolish any such reserve in the manner in which it was created.

DIRECTORS' ANNUAL STATEMENT

51. The Board of Directors shall present at each annual meeting and when called for by vote of the Shareholders at any special meeting of the Shareholders, a full and clear statement of the business and condition of the Corporation.

NOTICES

52. Whenever under the provision of these Bylaws notice is required to be given to any Director or Shareholder, it shall not be construed to mean personal notice, buy such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a post-paid sealed wrapper, addressed to such Director or Shareholder at such address as appears in the books of the Corporation, or, in default of other address, to such director or shareholder at the General Post Office in the city of Memphis, Tennessee, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

INDEMNIFICATION

53. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he, his testator or interstate, is or was a Director or officer of the Corporation, or, at the request of the Corporation, is or was serving in any capacity for another Corporation, is or was serving in any capacity for another Corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and or proceeding if he acted in good faith for a purpose he reasonably believed to be in the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of novo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith for a purpose which he reasonably believed to be in the best interest of the Corporation or that he had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he, his testator or interstate, is or was a Director or officer of the Corporation, or, at the request of the Corporation, is or was serving in any capacity for another Corporation partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him in the defense, settlement or otherwise in connection with such action, suit or proceeding except that no indemnification shall be made in respect to of any claim, issue, or matter as to which such person shall have been adjudged to have breached his duty to the Corporation to act in good faith and with that degree of diligence, care and skill which an ordinarily prudent person would exercise under similar circumstances in like position.

          (c) To the extent that a Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue, or matter therein, he shall be entitled as of right to indemnification against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) to a person who has not been wholly successful, on the merits or otherwise in the defense of an action, suit or proceeding referred to in paragraphs (a) or (b) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b). Such determination shall be made
          (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, by the Board upon the written opinion of independent legal counsel, or (3) by a majority of a quorum of the stockholders entitled to vote at any meeting. Any such determinations that a payment by way of indemnity should be made shall be binding upon the Corporation.

          (e) Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding if authorized under paragraph (d), however, any such advancement shall be repaid by the person who received the same if he is ultimately found, under the procedure set forth herein, not to be entitled to indemnification, or, where indemnification is granted, to the extent the expenses so advanced by the Corporation exceed the indemnification to which he is entitled.

54. If, under these Bylaws, any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the stockholders, the Corporation shall, not later than the next annual meeting of stockholders unless such meeting is held within three (3) months from the date of payment, and in any event, within fifteen (15) months from the date of such payment, mail to its stockholders at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

55. The indemnification provided by these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heir, executors, and administrators of such a person.

56. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

57. It is the intention of this Corporation that this Article of the Bylaws of this Corporation and the indemnification hereunder shall extend the maximum indemnification possible under the laws of the State of Tennessee, and if any one or more words, phrases, clauses, sentences or sections of this Article should be held unenforceable for any reason, all remaining portions of this Article shall remain in full force and effect.

REPURCHASE OF STOCK

58. The Corporation shall not redeem, repurchase or otherwise acquire any shares of its capital stock or any warrants, rights or options to purchase or acquire any such capital stock without the unanimous vote of the Board of Directors.

PAYMENTS TO AFFILIATES

59. The Corporation shall not make any direct or indirect payment (whether made in cash, securities or other property), including any direct or indirect loan, advance, capital contribution or other extension of credit, to any affiliate of the Corporation (other than a subsidiary) without the majority vote of the Board of Directors. For the purposes of this Paragraph 59, "affiliate" shall mean any person, directly or indirectly, controlling or controlled, by or under, direct or indirect common control with the Corporation. For the purposes of this definition "control" means the power to direct the management and policies of the Corporation, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

MANAGEMENT STOCK OPTIONS

60. The Corporation shall not issue, authorize or propose the issuance to its management of options to purchase shares of the Corporation's capital stock without the majority vote of the Board of Directors. The type of capital stock that may be purchased upon exercise of such options shall also be decided by majority vote of the Board of Directors.

AMENDMENT

61. These Bylaws may be amended at any meeting of the Shareholders by the affirmative vote of a majority of all votes entitled to be cast, or may be amended by a majority of a quorum of the Board of Directors.

                                   EXHIBIT 4.1

                                  FRED'S, INC.

                          2002 LONG-TERM INCENTIVE PLAN

Purpose.

         The purpose of the FRED'S, INC. 2002 LONG-TERM INCENTIVE PLAN (the "Plan") is to further the earnings of FRED'S, INC., a Tennessee corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining and motivating management employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those officers, other key executives and directors who make substantial contributions to the Company by their loyalty, industry and invention.

Administration.

         The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting of two or more non-employee directors of the Company, within the meaning of Rule 16b-3 under the Securities and Exchange, Act of 1934, as amended from time to time (the "1934 Act") (or any successor rule of similar import). Except as otherwise may be determined by the Board of Directors, each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, .granted or awarded stock options, stock appreciation rights, performance units, or restricted stock pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the above, the Committee shall not have the power to adjust or amend the exercise price of stock options or SARs (as defined below) previously awarded under this Plan, whether through amendment, cancellation, replacement grants, or any other method of repricing within the meaning of 17 C.F.R. 229.402 (or any amendment or substitute or successor thereto).

Stock Subject to the Plan.

         The Company may grant awards under the Plan with respect to not more than the sum of 2,400,000 shares of no par value common stock of the Company (the "Shares") and the number of restricted shares, which may be forfeited after the effective date of this Plan originally the subject of an award under the Company's 1993 Long-Term Incentive Plan. This total, shall, however, be subject to adjustment as provided in paragraph 20, below. Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

Eligibility to Receive Awards.

         Persons eligible to receive awards under the Plan shall be limited to those officers, other key executive employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company.

Form of Awards.

         Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or options which are not intended to so qualify ("Nonqualified Stock Options").

Stock Options.

         Stock options for the. purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.

Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than the par value of a Share.

Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, which period or periods may be extended in the discretion of the Committee, provided however, notwithstanding the foregoing, that no Incentive Stock Option shall be exercisable after ten years, and no Nonqualified Stock Option shall be exercisable after ten years and one day, from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under-which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time.

Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion, may grant the optionee a new stock option for the number of Shares used to pay the purchase price.

Rights Upon Termination of Employment. In the event that an optionee ceases to be an employee or director of the Company for any cause other than Retirement (as defined below), death or Disability (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such termination to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term "Retirement" means retirement from active employment with the Company on or after age 65, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and the term "Retires" has the corresponding meaning. As used herein, the term "Disability" means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and the term "Disabled" has the corresponding meaning). In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after termination of employment due to Retirement, death or Disability, or
(ii) one year after death if death occurs either within one year after termination of employment due to Retirement or Disability or within three months after termination of employment for other reasons, to the extent that the option was exercisable at the time of death or termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term "Beneficiary" means the person or persons designated in writing by the--grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award). In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

Nontransferability. Options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged; hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the optionee the option is exercisable only by the optionee.

Incentive Stock Options. In the case of an Incentive Stock option, each option shall be subject to such other terms conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:

The purchase price of stock subject to an Incentive Stock Option shall not be less than 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.

The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in Section 425(f) of the Code (or successor provision of similar import))) shall not exceed $100,000.

No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

Directors who are not employees of the Company shall not be eligible to receive Incentive Stock Options.

In the event of termination of employment by reason of Retirement, if an Incentive Stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Nonqualified Stock option.

Stock Appreciation Rights.

         Stock appreciation rights ("SAR" or "SARs") shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

Award. SARs may be granted in connection with a previously or contemporaneously granted stock option, or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of
(i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100 percent of the fair market value of the Shares at the time such option was granted. Upon exercise of a SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR. Shares covered by a SAR shall not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR.

SARs Related to Stock Options. If a SAR is granted in relation to a stock option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable; (ii) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR; (iii) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option; and (iv) the SAR shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the grantee only by him.

Term. Each SAR agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, which period or periods may be extended in the discretion of the Committee, provided however, notwithstanding the foregoing, that no SAR shall be exercisable earlier than six months after the date of grant or later than ten years after the date of grant. The Committee may, in its discretion, provide in the SAR agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time.

Termination of Employment. SARs shall be exercisable only during the grantee's employment by the Company (or, in the case of a grantee who is a non-employee director, only during his service as a director of the Company), except that, in the discretion of the Committee, a SAR may be made exercisable for up to three months after the grantee's employment (or tenure as a director) is terminated for any reason other than Retirement, death or Disability, and for up to one year after the grantee's employment (or tenure as a director) is terminated because of Retirement, death or Disability.

Payment. Upon exercise of a SAR, payment shall be made in cash, in Shares at fair market value on the date of exercise, or in a combination thereof, as the Committee may determine at the time of exercise.

Other Terms. SARs shall be granted in such manner and such form, and subject to such additional terms and conditions, as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if granted in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under Section 422 of the Code; or, (ii) in order to avoid any insider-trading liability in connection with a SAR under Section 16(b) of the 1934 Act.

Restricted Stock Awards.

         Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock, shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any Shares at any time.

Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.

Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.
Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee or his legal representative.

Performance Units. Performance unit awards under the Plan shall entitle grantees to future payments based upon the achievements of pre-established long-term performance objectives and shall be evidenced by written performance unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such agreements shall contain the terms and conditions applicable to the performance unit awards, including in substance the following terms and conditions:

Performance Period. The Committee shall establish with respect to each unit award a performance period of not fewer than two years.


Unit Value. The Committee shall establish with respect to each unit award value for each unit which shall not thereafter change, or which may vary thereafter pursuant, to criteria specified by the Committee.

Performance Targets. The Committee shall establish with respect to each unit award maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle grantees to payment with respect to the full value of a unit award. Grantees shall be entitled to payment with respect to a portion of a unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.

Performance  Measures.  Performance  targets  established by the Committee shall relate to corporate, subsidiary, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance measured against other companies or businesses.

Adjustments. At any time prior to the payment of a unit award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company's or other corporations' financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary unusual or nonrecurring items or events.

Payment of Unit Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions satisfied for such period. The Committee shall determine what, if any; payment is due on the unit award and whether such payment shall be made in cash, Shares, or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.

Termination of Employment. In the event that a grantee ceases to be employed by the Company prior to the end of the performance period by reason of death, Disability, or, Retirement with the consent of the Company, any unit award, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by the Company, provided that the Committee shall have the power to provide for an appropriate settlement of a unit award before the end of the performance period. Upon any other termination of employment, participation shall terminate forthwith and all outstanding unit awards shall be canceled.

Loans and Supplemental Cash.

         The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Plan. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed:

In the case of an option, the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

In the case of a SAR, performance unit, or restricted stock award, the value of the Shares and other consideration issued in payment of such award.

         Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the: Committee may prescribe from time to time.

General Restrictions.

         Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject: or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement; or withholding shall have been effected or obtained free of any, conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

Single or Multiple Agreements.

         Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

Rights of the Shareholder.

         The recipient of any award under the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

Rights to Terminate Employment.

         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.

Withholding.

Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part` by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

Whenever payments to a grantee in respect of an award under the Plan to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state or local withholding tax requirements.

Non-Assignability.

         No award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

Non-Uniform Determinations.

         The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

Change In Control Provisions:

In the event of (1) a Change in Control (as defined below) or (2) a Potential Change in Control (as defined below), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:

Any SARs outstanding for at least six months and any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

Any restrictions and deferral limitations applicable to any restricted stock, performance units or other Stock-based awards, in each case to the extent not already vested under the Plan, shall lapse and such shares, performance units or other stock-based awards shall be deemed fully vested.

The value of all outstanding stock options, SARs, restricted stock, performance units and other stock-based awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined below) as of the date such Change in Control or such Potential Change in Control is determined to, have occurred or such other date as the Committee may determine prior to the Change in Control.

As used herein, the term "Change in Control" means the happening of any of the following:

Any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 25 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

As used herein, the term "Potential Change in Control" means the happening of any of the following:

The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the National Association of Securities Dealers Automated Quotation system, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee except that, in the case of Incentive Stock Options and SARs relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such SARs or, where applicable, the date on which a cash out occurs under Section 18(a)(iii).

Non-Competition Provision.

         Unless the award agreement relating to a stock option, SAR, restricted stock or performance unit specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (i) in the opinion of the Committee, the grantee without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the grantee performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

Adjustments.

         In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares, subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options, SARs, performance units and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

Amendment.

         The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company's outstanding Shares, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 20 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 20 hereof does not adversely affect any such right.

Effect on Other Plans.

         Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

Effective Date and Duration of the Plan.

         The Plan shall become effective upon the later of the dates the Plan is adopted by the Board of Directors and is approved by the holders of a majority of the outstanding Shares, so long as shareholder approval occurs by the first anniversary of its adoption by the Board. Unless it is sooner terminated in accordance with paragraph 21 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company's shareholders.

Unfunded Plan.

         The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 8 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, SARs, or performance units, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option, SAR or performance unit. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option, SAR or performance unit shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

Governing Law.

         The  Plan  shall  be  construed   and  its   provisions   enforced  and
administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.

                                    EXHIBIT 5
           Opinion And Consent of Baker, Donelson, Bearman & Caldwell
                                  March 18, 2003


Fred's, Inc.
4300 New Getwell Road
Memphis, Tennessee 38118

RE:      2002 Long-Term Incentive Plan


Gentlemen:

         We have acted as securities counsel for Fred's, Inc, a Tennessee corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, relating to the Company's 2002 Long-Term Incentive Plan (the "Plan"). This opinion is being furnished in response to Item 601 of Regulation S-K and the instructions to Form S-8.

         We are familiar with the proceedings to date with respect to the proposed offering and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for purposes of this opinion.

         On the basis of the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized and existing under the laws of the State of Tennessee.

         2. The Plan has been duly and validly authorized and adopted, and the shares of Common Stock of the Company (the "Shares") that may be issued from time to time in accordance with the Plan have been duly authorized for issuance and will, when issued and paid for in accordance with the Plan, be validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the federal laws of the United States and the corporate laws of the State of Tennessee, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate as to certain matters on statements, representations and other information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        /s/ BAKER, DONELSON, BEARMAN & CALDWELL
                                        ----------------------------------------
                                        BAKER, DONELSON, BEARMAN & CALDWELL,
                                        a Professional Corporation

                                  EXHIBIT 23.2
                      Consent of PricewaterhouseCoopers LLP
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Fred's, Inc dated March 3, 2003 of our report dated March 15, 2002.

                                        /s/ PricewaterhouseCoopers LLP
                                        ----------------------------------------
                                        PricewaterhouseCoopers LLP

March 3, 2003